Exhibit 6.45

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND REPLACED WITH “[***]”. SUCH IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS (I) NOT MATERIAL AND (II)WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

Masterworks Gallery, LLC as agent for Masterworks Cayman SPC, acting on behalf of its Gallery Segregated Portfolio 1 World Trade Center 57th Floor NEW YORK NY 10007	Client no: [***] (Please quote in all correspondence) Invoice no: [***] Invoice date: 19 Nov 2025 Bidder no: 225

Telephone: [***] Email: [***]

Thursday 20 November 2025

INVOICE

Auction details: [***] - 30827, 20th & 21st Century Art Evening Sale, New York, 19 Nov 2025 at 16:00

Lot	Description	Amount US$	Sales Tax rate	Sales Tax US$	Total US$	Lot total US$
26A	ERNIE BARNES (1938-2009)xIxnx xtxhxex xBxexgxixnxnxixnxgx 36 x 18 in (91.4 x 45.7 cm) (Painted circa 1971)
	Hammer price	240,000.00	0.0%	0.00	240,000.00
	Premium	65,300.00	0.0%	0.00	65,300.00
						305,300.00

Total hammer price		240,000.00
Total premium		65,300.00
Sales Tax total		0.00
Invoice total	US$	305,300.00
Due date		21 Nov 2025

Ship to:

Masterworks Gallery, LLC as agent for Masterworks Cayman SPC, acting on behalf of its Gallery Segregated Portfolio

FAO: [***]

580 Madison Avenue, New York NY 10022

+1 212 644 9001

Bonhams & Butterfields Auctioneers Corp.. 580 Madison Avenue, New York, NY 10022, USA.

New York City Department of Consumer Affairs Auction House License No. 2077070

Bonded pursuant to California Civil Code Section 1812.600; Bond No. 57BSBGL0808

INVOICE [***]

PAYMENT

Bank Transfers (Please quote your Invoice Number on all transfers) to: [***], Account name: [***], Account number: [***], Domestic Clients Only, use Federal Routing [***]; International Clients Only, use Swift Code: [***]

If you have received your invoice by email it is recommended you verify the bank details shown by viewing our online catalogue for the sale which includes the information.

Bonhams & Butterfields Auctioneers Corp.. 580 Madison Avenue, New York, NY 10022, USA.

New York City Department of Consumer Affairs Auction House License No. 2077070

Bonded pursuant to California Civil Code Section 1812.600; Bond No. 57BSBGL0808

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